SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2024 (July 16, 2024)

V.F. Corporation

(Exact name of registrant as specified in charter)

Pennsylvania	1-5256	23-1180120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Wewatta Street

Denver, Colorado 80202

(Address of principal executive offices)

(720) 778-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, without par value, stated capital $.25 per share	VFC	New York Stock Exchange
4.125% Senior Notes due 2026	VFC26	New York Stock Exchange
0.250% Senior Notes due 2028	VFC28	New York Stock Exchange
4.250% Senior Notes due 2029	VFC29	New York Stock Exchange
0.625% Senior Notes due 2032	VFC32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On July 16, 2024, V.F. Corporation (“VF”) entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with EssilorLuxottica S.A. (“Buyer”), pursuant to which, among other things, VF has agreed to sell its Supreme® brand business (“Supreme”) to Buyer (the “Transaction”).

The consummation of the transactions contemplated by the Purchase Agreement is subject to certain specified closing conditions, including the receipt of certain regulatory approvals and other customary closing conditions, including, subject to certain materiality exceptions, the accuracy of each party’s representations and warranties and each party’s compliance with its obligations and covenants under the Purchase Agreement. The Transaction does not require the approval of VF’s shareholders. Subject to the satisfaction or waiver of the foregoing conditions and the other terms and conditions contained in the Purchase Agreement, the transaction is expected to close by end of calendar year 2024.

Upon the terms and subject to the conditions set forth in the Purchase Agreement, Buyer has agreed to pay an aggregate base purchase price of $1,500,000,000, subject to customary adjustments for cash, indebtedness, working capital and transaction expenses as more fully set forth in the Purchase Agreement.

The sale of Supreme is expected to be dilutive to VF’s earnings per share in VF’s 2025 fiscal year. Supreme contributed $538 million of revenue and $166 million in operating income during VF’s 2024 fiscal year.

The Purchase Agreement contains representations, warranties, and covenants of the parties customary for transactions of this type. Prior to the consummation of the transactions contemplated by the Purchase Agreement, VF has agreed, subject to certain exceptions, to conduct the Supreme business in the ordinary course.

The Purchase Agreement contains certain termination rights for Buyer and VF, in certain circumstances, including: (a) by mutual written agreement of the parties; (b) by either party if the Transaction is not consummated on or before January 16, 2025, provided that such right to terminate is not available to any party whose breach of its obligations under the Purchase Agreement has primarily caused or primarily resulted in the failure of the consummation of the Transaction; (c) by either party if the Transaction would violate any non-appealable final order, decree or judgment of any governmental authority or any applicable law in any jurisdiction in which the parties and their respective subsidiaries have material assets or material business operations that makes the consummation of the Transaction illegal or permanently enjoins the parties from consummating the Transaction, or (d) by either party for certain material breaches of the Purchase Agreement that are not cured.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

On July 17, 2024, VF and Buyer issued a press release announcing the execution of the Purchase Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws. Forward- looking statements are made based on VF’s expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “believe,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding the expected benefits, financial impact and timing of the sale of the Supreme® brand, including the use of proceeds therefrom, and assumptions related thereto are forward-looking statements. VF cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: whether and when the required regulatory approvals for the proposed sale of the Supreme® brand will be obtained, whether and when the closing conditions will be satisfied and whether and when the proposed sale of the Supreme® brand will close, if at all; VF’s ability to execute, and realize benefits, successfully, or at all, from the proposed sale of the Supreme® brand; the level of consumer demand for apparel and footwear; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s consumers and customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and finished products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; VF’s ability to maintain the image, health and equity of its brands, including through investment in brand building and product innovation; intense competition from online retailers and other direct-to-consumer business risks; increasing pressure on margins; retail industry changes and challenges; VF’s ability to execute its Reinvent transformation program and other business priorities, including measures to streamline and right-size its cost base and strengthen the balance sheet while reducing leverage, including any sale of the Supreme® brand; VF’s ability to successfully establish a global commercial organization, and identify and capture efficiencies in its business model; any inability of VF or third parties on which VF relies, to maintain the strength and security of information technology systems; the fact that VF’s facilities and systems, and those of third parties on which VF relies, are frequent targets of cyber-attacks, and may in the future be vulnerable to such attacks, and any inability or failure by VF or such third parties to anticipate or detect data or information security breaches or other cyber-attacks, including the cyber incident that was reported by VF in December 2023, could result in data or financial loss, reputational harm, business disruption, damage to VF’s relationships with customers, consumers, employees and third parties on which VF relies, litigation, regulatory investigations, enforcement actions or other negative impacts; any inability by VF or third parties on which VF relies to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; VF’s ability to adopt new technologies, including artificial intelligence, in a competitive and responsible manner; foreign currency fluctuations; stability of VF’s vendors’ manufacturing facilities and operations and VF’s ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; actions of activist and other shareholders; VF’s ability to recruit, develop or retain key executive or employee talent or successfully transition executives; continuity of members of VF’s management; changes in the availability and cost of labor; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and divestitures, integrate acquisitions and manage its brand portfolio, including any sale of the Supreme® brand; business resiliency in response to natural or man-made economic, public health, cyber, political or environmental disruptions; changes in tax laws and additional tax liabilities; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflicts in Ukraine and the Middle East and tensions between the U.S. and China; changes to laws and regulations; adverse or unexpected weather conditions, including any potential effects from climate change; VF’s indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; VF’s ability to pay and declare dividends or repurchase its stock in the future; climate change and increased focus on environmental, social and governance issues; VF’s ability to execute on its sustainability strategy and achieve its sustainability-related goals and targets; risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; and tax risks associated with the spin-off of VF’s Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

2.1*	Stock and Asset Purchase Agreement dated as of July 16, 2024 between V.F. Corporation and EssilorLuxottica S.A.

99.1	Press Release issued by V.F. Corporation and EssilorLuxottica S.A., dated July 17, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. VF hereby agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2024

V.F. CORPORATION

By:	/s/ Jennifer S. Sim
Name:	Jennifer S. Sim
Title:	Chief Legal Officer & Corporate Secretary